For the fiscal year ended November 30, 2003
File number 811-3175
Jennison Sector Funds, Inc. (formerly Prudential Sector Funds, Inc.)
	Jennison Financial Services Fund (formerly Prudential
	Financial Services Fund)
	Jennison Health Sciences Fund (formerly Prudential
	Health Sciences Fund)
	Jennison Technology Fund (formerly Prudential Technology Fund) Jennison Utility Fund (formerly Prudential Utility Fund)


SUB-ITEM 77C
Submission of Matters to a Vote of Security Holders

A Joint Special Meeting of Shareholders of Jennison Financial Services Fund, Jennison
Health Sciences Fund, Jennison Technology Fund and Jennison Utility Fund, each, a series of Jennison Sector Funds, Inc., was held on July 17, 2003.
At such meeting, the
shareholders of each Fund approved the following proposal.

Jennison Financial Services Fund

01.	Votes on Directors	        Votes For		Withheld

         David E.A. Carson		9,265,991		132,140
         Robert E. La Blanc		9,272,390		125,741
         Douglas H. McCorkindale	9,277,299		120,832
         Stephen P. Munn*		9,277,199		120,932
         Richard A. Redeker		9,276,200		121,931
         Robin B. Smith			9,276,907		121,224
         Stephen Stoneburn 		9,277,199		120,932
         Clay T. Whitehead		9,277,299		120,832
         Robert F. Gunia		9,277,299		120,832
         Judy A. Rice			9,277,071		121,060


Jennison Health Sciences Fund

01.	Votes on Directors	        Votes For		Withheld

         David E.A. Carson		16,175,322		153,562
         Robert E. La Blanc		16,185,975		142,909
         Douglas H. McCorkindale	16,194,158		134,726
         Stephen P. Munn*		16,195,518		133,366
         Richard A. Redeker		16,193,383		135,501
         Robin B. Smith			16,192,750		136,134
         Stephen Stoneburn 		16,194,047		134,837
         Clay T. Whitehead		16,194,846		134,038
         Robert F. Gunia		16,193,587		135,297
         Judy A. Rice			16,192,633		136,251


Jennison Technology Fund

01.	Votes on Directors	       Votes For		Withheld

         David E.A. Carson		19,903,760		248,711
         Robert E. La Blanc		19,911,195		241,276
         Douglas H. McCorkindale	19,913,122		239,349
         Stephen P. Munn*		19,914,293		238,178
         Richard A. Redeker		19,907,166		245,305
         Robin B. Smith			19,907,008		245,463
         Stephen Stoneburn 		19,915,146		237,325
         Clay T. Whitehead		19,911,903		240,568
         Robert F. Gunia		19,908,515		243,956
         Judy A. Rice			19,913,592		238,879


Jennison Utility Fund

01.	Votes on Directors	       Votes For		Withheld

         David E.A. Carson		154,794,839		4,193,128
         Robert E. La Blanc		154,766,567		4,221,400
         Douglas H. McCorkindale	154,886,639		4,101,328
         Stephen P. Munn*		154,927,627		4,060,340
         Richard A. Redeker		154,947,632		4,040,335
         Robin B. Smith			154,862,028		4,125,939
         Stephen Stoneburn 		154,867,467		4,120,500
         Clay T. Whitehead		154,874,772		4,113,195
         Robert F. Gunia		154,911,940		4,076,027
         Judy A. Rice			154,911,076		4,076,891


____________________________________________
* Mr. Munn resigned effective November 30, 2003.



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